Exhibit 99.1

NEWS RELEASE

Altus Midstream Announces First-Quarter 2020 Results

•	Strong liquidity position through 2023 to execute capital investment program;

•	Three of four long-haul joint venture pipeline projects in service, with the Permian Highway Pipeline on schedule for early 2021; and

•	Continued strong operational performance with 15% reduction in operating costs.

HOUSTON, May 6, 2020 – Altus Midstream Company (Nasdaq: ALTM) today announced its results for the three-month period ending March 31, 2020.

The company reported a first-quarter 2020 net loss including noncontrolling interests of $26.8 million, which includes a $62 million non-cash unrealized loss related to an embedded derivative in the company’s preferred units. Excluding this and other items, adjusted EBITDA for the first quarter 2020 was approximately $46.5 million. Gathering and processing (G&P) throughput volumes for the period averaged 577 million cubic feet (MMcf) per day, approximately 75% of which was rich gas.

Capital investments during the quarter were approximately $90 million, which includes $7 million for G&P infrastructure and $83 million for the joint venture (JV) pipelines, comprising primarily capital calls for construction of EPIC’s crude oil line and the Permian Highway Pipeline (PHP).

CEO Comment

“Altus Midstream is in a good position to navigate the current market situation. We have a diverse cash flow stream from a portfolio of G&P and long-haul pipeline assets, no upcoming debt maturities, and ample liquidity to meet foreseeable investment needs with a revolver that extends through 2023,” said Clay Bretches, Altus Midstream CEO and president. “We continue to focus on operational excellence while lowering costs, as demonstrated by a 99% G&P uptime during the quarter and a 15% reduction in operating expenses from the fourth-quarter 2019 to the first-quarter 2020. We expect to be cash flow positive upon the start-up of Kinder Morgan’s PHP in early 2021.”

Infrastructure Update

Altus received cash distributions from Kinder Morgan’s Gulf Coast Express (GCX) natural gas pipeline and Enterprise Products’ Shin Oak Natural Gas Liquids pipeline through the first quarter. “Kinder Morgan highlighted GCX as a major contributor to its higher volumes in the first quarter, and the Shin Oak pipeline is providing customers the advantage of Y-grade delivery directly to fractionation and storage facilities at Mont Belvieu on the Gulf Coast,” continued Bretches.

ALTUS MIDSTREAM ANNOUNCES FIRST-QUARTER 2020 RESULTS

— PAGE 2 of 4

PHP, in which Altus holds an approximate 27% equity interest, remains on track to commence service in early 2021. This natural gas pipeline, operated by Kinder Morgan, will have a capacity of 2.1 billion cubic feet (Bcf) per day and is supported by minimum volume commitments.

The EPIC Crude Oil Pipeline (EPIC) went into full service on April 1 with a smooth start-up. Altus holds a 15% equity interest in EPIC.

“Oil volumes in the area remain challenged due to reduced drilling activity in the Permian basin; however, EPIC is aggressively sourcing business and has added incremental revenue from short-term storage and transport deals,” continued Bretches.

“I’m very thankful for our dedicated team. They have done a tremendous job keeping the business running safely during the COVID-19 pandemic,” concluded Bretches.

CFO Comment

“Following team and community safety, our priority in this challenging time is to maintain our strong liquidity position,” said Ben Rodgers, Altus Midstream chief financial officer. “The vast majority of our capital for the remainder of 2020 will be directed to the completion of PHP. With the startup of that pipeline in early 2021, all four of our JV pipeline projects will be in service and contributing to Altus’ earnings.”

For updated financial guidance, please refer to the investor presentation released today at www.altusmidstream.com/investors.

Conference Call

Altus will host its first-quarter 2020 results conference call Thursday, May 7, 2020, at 1 p.m. Central time. The conference call will be webcast from Altus’ website at www.altusmidstream.com/investors, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning May 7 at approximately 6 p.m. Central time. To access the telephone playback, dial (855) 859-2056 or (404) 537-3406 for international calls. The conference access code is 5785178.

ALTUS MIDSTREAM ANNOUNCES FIRST-QUARTER 2020 RESULTS

— PAGE 3 of 4

About Altus Midstream Company

Altus Midstream Company is a pure-play, Permian-to-Gulf Coast midstream C-corporation. Through its consolidated subsidiaries, Altus owns substantially all the gas gathering, processing and transmission assets servicing production from Apache Corporation (“Apache”) (NYSE, Nasdaq: APA) in the Alpine High play in the Delaware Basin and owns equity interests in four Permian-to-Gulf Coast pipelines. Altus posts announcements, operational updates, investor information and press releases on its website, www.altusmidstream.com.

Additional information

Additional information follows, including a reconciliation of Adjusted EBITDA, Capital Investments and Growth Capital Investments (non-GAAP financial measures) to the GAAP measures.

Non-GAAP financial measures

Altus’ financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA, Capital Investments and Growth Capital Investments are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Wherever a non-GAAP financial measure is disclosed in this earnings release, the non-GAAP measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

ALTUS MIDSTREAM ANNOUNCES FIRST-QUARTER 2020 RESULTS

— PAGE 4 of 4

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Altus Midstream’s and Apache’s operations, including statements about our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our Annual Report Form 10-K for the fiscal year ended December 31, 2019, and in our Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Contacts

Media:         (713) 296-7276 Phil West

Investors:     (281) 302-2286 Gary Clark

-end-

ALTUS MIDSTREAM COMPANY

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In thousands)

	For the Quarter Ended March 31,
	2020	2019
REVENUES:
Midstream services revenue—affiliate	$40,767	$33,847

Total revenues	40,767	33,847

COSTS AND EXPENSES:
Operations and maintenance	10,591	16,399
General and administrative	4,178	2,991
Depreciation and accretion	3,914	7,651
Taxes other than income	3,443	2,575

Total costs and expenses	22,126	29,616

OPERATING INCOME	18,641	4,231

OTHER INCOME (LOSS):
Unrealized derivative instrument loss	(61,984)	—
Interest income	7	2,161
Income from equity method interests, net	16,298	270
Other	(177)	—

Total other income (loss)	(45,856)	2,431
Financing costs, net of capitalized interest	273	508

NET INCOME (LOSS) BEFORE INCOME TAXES	(27,488)	6,154
Current income tax benefit	(696)	—
Deferred income tax expense	—	426

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTERESTS	(26,792)	5,728
Net income attributable to Preferred Unit limited partners	18,262	—

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	(45,054)	5,728
Net income (loss) attributable to Apache limited partner	(35,201)	4,628

NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON SHAREHOLDERS	$(9,853)	$1,100

ALTUS MIDSTREAM COMPANY

SUPPLEMENTAL FINANCIAL INFORMATION AND OPERATING STATISTICS

(Unaudited)

(In thousands)

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended March 31,
	2020	2019
Net cash provided by operating activities	$51,538	$10,054
Net cash used in investing activities	(97,615)	(282,551)
Net cash provided by financing activities	59,395	—

SUMMARY BALANCE SHEET INFORMATION

	March 31, 2020	December 31, 2019
Cash and cash equivalents	$19,301	$5,983
Other current assets	18,235	25,754
Property, plant and equipment, net	208,523	205,802
Equity method interests	1,336,810	1,258,048
Other assets	5,664	5,267

Total assets	$1,588,533	$1,500,854

Current liabilities	$12,728	$33,692
Long-term debt	468,000	396,000
Deferred credits and other noncurrent liabilities	232,257	167,638
Redeemable noncontrolling interest—Apache limited partner	231,178	701,000
Redeemable noncontrolling interest—Preferred Unit limited partners	573,861	555,599
Shareholders’ equity (deficit)	70,509	(353,075)

Total liabilities, noncontrolling interests, and shareholders’ equity	$1,588,533	$1,500,854

Common shares outstanding at the end of the period:
Class A Common Stock, $0.0001 par value	74,929	74,929
Class C Common Stock, $0.0001 par value	250,000	250,000

SUMMARY OPERATING STATISTICS

	For the Quarter Ended March 31,
	2020	2019
Throughput volumes of natural gas (MMcf/d)
Rich wellhead gas	430	300
Lean wellhead gas	147	264

Total throughput	577	564

ALTUS MIDSTREAM COMPANY

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

Reconciliation of net income (loss) including noncontrolling interest to Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) including noncontrolling interests before financing costs (net of capitalized interest), interest income, income taxes, depreciation and accretion and adjust such equivalent items from our income from equity method interests. We also exclude (when applicable) impairments, unrealized gains or losses on derivative instruments, and other items affecting comparability of results to peers. Our management believes Adjusted EBITDA is useful for evaluating our operating performance and comparing results of our operations from period-to-period and against peers without regard to financing or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) including noncontrolling interests or any other measure determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Additionally, our computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The GAAP measure used by the Company that is most directly comparable to Adjusted EBITDA is net income (loss) including noncontrolling interests. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income (loss) including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income (loss) including noncontrolling interests. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Our definitions of Adjusted EBITDA may not be comparable to similarly titled measures of other companies in our industry, thereby diminishing its utility.

Our management compensates for the limitations of Adjusted EBITDA as an analytical tool, by reviewing the comparable GAAP measure, understanding the differences between Adjusted EBITDA as compared to net income (loss) including noncontrolling interests and incorporating this knowledge into its decision-making processes. Our management believes that investors benefit from having access to the same financial measures that the Company uses in evaluating operating results.

	For the Quarter Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Net income (loss) including noncontrolling interests	$(26,792)	$(1,330,943)	$5,728

Add:
Financing costs, net of capitalized interest	273	284	508
Income tax expense	—	65,410	426
Depreciation and accretion	3,914	13,012	7,651
Impairments	—	1,291,381	—
Unrealized derivative instrument loss	61,984	4,701	—
Equity method interests Adjusted EBITDA	23,686	20,250	227
Loss on sale of assets	188	605	—
Other	290	32	—
Less:
Interest income	7	22	2,161
Income from equity method interests, net	16,298	18,532	270
Income tax benefit	696	—	—

Adjusted EBITDA (Non-GAAP)	$46,542	$46,178	$12,109

Other midstream activity
Cash distributions received from our equity method interests	$22,537	$21,925	$—

ALTUS MIDSTREAM COMPANY

TOTAL GROWTH CAPITAL INVESTMENTS

(Unaudited)

(In thousands)

Reconciliation of costs incurred in midstream activity to capital investments and growth capital investments

Management believes the presentation of capital investments and growth capital investments is useful for investors to assess Altus' expenditures related to our midstream capital activity. We define capital investments as costs incurred in midstream activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures given the uncertainty and timing of when the actual abandonment activity will occur. Management also believes that including our proportionate share of capital in relation to equity method interests funded by cash contributions and the partner's project financing is useful for investors to assess Altus' total growth capital investments. Management believes total growth capital investments provides a more accurate reflection of Altus' current-period expenditures related to midstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Costs incurred in midstream activity
Property, plant and equipment, gross	$7,079	$57,432	$140,124
Equity method interests	82,827	163,940	118,033

Total cost incurred in midstream activity	$89,906	$221,372	$258,157

Reconciliation of costs incurred to midstream capital investment:
Asset retirement obligations incurred and revisions	$—	$(25,681)	$(483)
Asset retirement obligations settled	—	—	—

Total capital investments	89,906	195,691	257,674

Equity method interest capital investments funded by project financing	6,900	7,500	—

Total growth capital investments	$96,806	$203,191	$257,674